UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2019

LITHIUM & BORON TECHNOLOGY, INC

(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Ren-Min Road Da-Chai Dan Town Hai Xi County, Qing Hai Province	817000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 097-782-8122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	LBTI	Grey

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 23 2019, Lithium Boron Technology, Inc. (the “Company”) filed a certificate of amendment (the “Certificate of Amendment”) to its certificate of incorporation (the “Certificate”) to change its name from “Smartheat, Inc.” to “Lithium & Boron Technology, Inc.” to better reflect the operations of the Company. The name change became effective as of October 23, 2019.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Certificate. On October 24, 2019, the Company’s common stock, which trades on the grey market, will cease trading under the ticker symbol “HEAT” and commence trading under the ticker symbol “LBTI”. Along with the ticker symbol change, the Company’s common stock has been assigned a new CUSIP number of 53680L109.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on October 23, 2019, is attached hereto as Exhibit 3.13 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description

3.13	Form of Amendment to Articles of Incorporation filed with the Nevada Secretary of State on October 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM & BORON TECHNOLOGY, INC
(Registrant)
Date:	November 7, 2019	By:	/s/ Jimin Zhang
		Name:	Mr. Jimin Zhang
		Title:	Chief Executive Officer